Exhibit 10


March 20, 2006

Mrs. Fanny P. Narvaez
Director of the Board
Lion-Gri International

Dear Mrs. Fanny P. Narvaez:

Thank you for the opportunity to be of service to you. This letter and the accompanying attachments outline the terms of our engagement, as we understand them. Please indicate your agreement by signing in the space provided at the end of this letter and returning the original to us.

SCOPE OF ENGAGEMENT

I am being engaged to:

            o Act as outsourced/part-time chief financial officer/controller for the company. However, it is not our intent to be an officer of the Company or to sign off on any SEC related filings.

            o Exercise due care in assuring that all revenues due you are collected, only legitimate expenses are paid, and all assets under our management are safeguarded.

            o Assemble your annual and quarterly financial statements, which include a balance sheet, statement of operations, statement of stockholders' equity, and a statement of cash flows for specific periods. The financial statements we deliver to you may be accompanied by an assembly report required by professional standards and/or state law.

            o Assist management in the preparation of financial statements and work papers related to annual financial audits and quarterly SEC filings. SEC filings shall include quarterly 10-Q reports, financial portions of 10-K report and, management's discussion and analysis.

            o Summarize such adjusting entries as management deems necessary to reflect non-monetary transactions (e.g., depreciation, capitalization of costs, loan amortization, intercompany transactions, etc.).

We do not undertake to, and will not, provide any opinion or form of assurance on the financial statements we assemble in connection with these services and, accordingly, we do not undertake to make inquiries or perform other procedures to verify, corroborate, or review information supplied by you. Our engagement to assemble financial statements cannot be relied upon to disclose errors, irregularities, or illegal acts, including fraud or defalcation that may exist. These assembled financial statements are prepared by an entity that is not licensed by the Florida Board of Accountancy.

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FINANCIAL TERMS

We have agreed to accept free-trading shares of common stock of Lion-Gri International, Inc. amounting to 190,000 shares for the above services and will consist of the following

                   Services in connection with December 31, 2004 annual report Services in connection with March 31, 2005 10-QSB
                   Services in connection with June 30, 2005 10-QSB
                   Services in connection with September 30, 2005 10-QSB Services in connection with December 31, 2005 annual report Services in connection with March 31, 2005 10-QSB

Unforeseen complexities in the data or applicable regulations could result in a fee adjustment, but we will discuss any changes with you in advance.

Our Standard Engagement Terms are attached and incorporated herein by reference. Please review these terms carefully.

We appreciate your trust and confidence in our professional services. If we can answer any questions regarding this engagement or our fees, or explain any of our other services, please do not hesitate to contact us.

If the foregoing is consistent with your intentions and understanding, please sign this letter in the space provided and return it to us.

                                    Regards,

                                    /s/ Adam Wasserman
                                    ------------------
                                    Adam Wasserman


I understand and agree with the provisions outlined above.

--------------------------------        -----------------------------------
Signature                               Date

Print Name: _____________________________________________________________

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                            STANDARD ENGAGEMENT TERMS

The following terms govern the engagement between the addressee of the accompanying engagement letter (You) and Adam Wasserman (Wasserman).

CONFIDENTIALITY
WASSERMAN treats all Client relationships as confidential and will not disclose your financial or tax information to anyone outside of WASSERMAN without your written permission except as required by law or regulation. Your permission may be granted by identifying the parties (e.g. financial advisor, attorney, banker, etc.) to whom disclosure is permitted below, or by other written correspondence. WASSERMAN further agrees to bind its employees and subcontractors to the terms and conditions of this Agreement.

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CLIENT PROVIDED INFORMATION
You represent that all information provided to WASSERMAN is accurate and complete to the best of your knowledge. Further, if these services involve tax return preparation, you represent that unless WASSERMAN is otherwise advised in writing or acts as your business manager, you possess the required supporting documentation for such tax deductions as travel, entertainment, business gifts, charitable contributions, automobile usage, etc. WASSERMAN is not responsible for any additional tax, penalties or interest that might result from the lack of documentation for such deductions upon audit.

PROFESSIONAL JUDGMENT
WASSERMAN will use its professional judgment in applying tax, accounting, or other rules applicable to this engagement. Wherever there are conflicting, reasonable interpretations of the rules, we will advise you of the possible positions you might take and follow the position you request as long as it is consistent with applicable professional, statutory or regulatory standards. Should the positions taken result in additional taxes, penalties, fines, interest or any other damages, we assume no responsibility for such costs.

CHANGES OR MODIFICATIONS IN SCOPE OF ENGAGEMENT
Should the scope of the engagement change, WASSERMAN will prepare a Change Order letter outlining the necessary changes and the modification of fees. WASSERMAN will not proceed with the modified scope without your prior approval. Fee increases resulting from Change Orders will be billed immediately and are due upon receipt.

BINDING ARBITRATION
In the event that a fee dispute arises at any time between WASSERMAN and you that cannot be resolved through discussion or mediation, you agree to submit to binding arbitration under the commercial arbitration rules of the American Arbitration Association. Neither you nor WASSERMAN may claim or receive any amount as punitive, exemplary, or consequential damages. The arbitrator shall award the winning party in the dispute its reasonable costs, expenses, and attorney fees. The decision of the arbitrator shall be binding on both WASSERMAN and you. However, if a claim has been made or is anticipated to be made by a third party relating to these services and that third party does not agree to arbitration, WASSERMAN can elect not to arbitrate so that all claims may be decided in one forum.

TERMINATION OF ENGAGEMENT
Unless otherwise stated in the accompanying engagement letter, this engagement may be terminated upon thirty (30) days written notice by either party; provided, however, that these Standard Engagement Terms shall survive the termination of this engagement.

WORKPAPER OWNERSHIP
All documents and work papers, including, but not limited to, data in electronic form, which emanate from the services performed by WASSERMAN remain the sole property of WASSERMAN. WASSERMAN retains its work papers at its discretion and does not retain superseded materials.

ORIGINAL CLIENT RECORDS
Unless otherwise noted in the accompanying engagement letter, you are responsible to retain original documents as may be necessary to justify reported revenues, expenses, etc. WASSERMAN may choose to retain selected copies of documents in its work papers.

LIMITATIONS ON SCOPE OF ENGAGEMENT AND VERIFICATION OF INFORMATION
Unless otherwise stated in the accompanying engagement letter, WASSERMAN will not audit or otherwise verify the information provided by you or third parties. This engagement cannot be relied upon to disclose errors and irregularities, including fraud or misappropriation of assets that may exist. However, WASSERMAN will inform you of irregularities that come to its attention, unless they are inconsequential.

INDEMNIFICATION FOR MANAGEMENT MISREPRESENTATION
If we incur legal fees as a result of our reliance on any false representation by you, you agree to reimburse us for all of our legal fees and related costs of defense.

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